EXHIBIT 10.61

Corning Incorporated - Deferred Compensation Plan For Directors

Amendment No. 3 to February 3, 1999 Restatement

Pursuant to Section 16 of the Corning Incorporated Deferred Compensation Plan for Directors (the “Plan”), Corning Incorporated hereby amends the Plan, effective as of January 1, 2013, as follows:

Section 5 (as previously amended by Amendment No. 2) is amended by deleting paragraph (e) thereof in its entirety and replacing it with the following:

(e)

Application to Amounts Deferred Prior to the Effective Date of Amendment No. 2. Notwithstanding anything contained above in this Section 5, with respect to amounts deferred under the Plan prior to January 1, 2013 (“Prior Deferrals”), the following shall apply:

(i)

Until the changes in investment account allocations described in clauses (ii) and (iii) below become effective on July 1, 2013, Amendment No. 2 to the Plan shall not be applicable to the Prior Deferrals, which shall continue to be credited to the accounts in place prior to the effective date of such Amendment;

(ii)

On or before December 31, 2012, each participant (other than a participant retiring from the Board of Directors prior to July 1, 2013) may elect to reallocate, effective as of July 1, 2013, amounts credited to the participant’s market value account (as defined under the Plan before giving effect to Amendment No. 2) to the cash account and/or the restricted stock unit account (in increments of 5%); and

(iii)

Effective July 1, 2013, the market value account shall be closed and all amounts previously credited thereto shall as of such date either (A) be allocated between the cash account and the restricted stock unit account in accordance with the elections referred to in clause (ii) above, or (B) in the case of participants who did not make an election in accordance with clause (ii), be allocated entirely to the restricted stock unit account.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this amendment on its behalf this 28th day of December, 2012.

CORNING INCORPORATED
By:	/s/ John P. MacMahon
John P. MacMahon
Title:	Senior Vice President, Global Compensation and Benefits